                                                                     EXHIBIT 11

                      PEPSIAMERICAS, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                    UNAUDITED

             (U. S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      SIX MONTHS ENDED                     THREE MONTHS ENDED
                                                           JUNE 30,                              JUNE 30,
                                              ----------------------------------    ----------------------------------
                                                    2000            1999                  2000            1999
                                                 -----------     -----------           ------------    -----------
Net income (loss)                              $    (3,361)   $        823           $      2,100    $       379
Effects of dilutive securities
     Stock options                                      *               *                      *              *
                                                 -----------     -----------           ------------    -----------
Net income (loss) - assuming dilution          $    (3,361)   $        823           $      2,100    $       379
                                                 ===========     ===========           ============    ===========

Average common shares outstanding                   87,314          86,760                 87,314         86,760
Effects of dilutive securities
     Stock options                                      *               33                     *              *
                                                 -----------     -----------           ------------    -----------
Average common shares outstanding -
     assuming dilution                              87,314          86,793                 87,314         86,760
                                                 ===========     ===========           ============    ===========
Net income (loss) per common share             $     (0.04)   $       0.01           $      (0.02)   $      0.00
                                                 ===========     ===========           ============    ===========
Net income (loss) per common share -
     assuming dilution                         $     (0.04)   $       0.01           $      (0.02)   $      0.00
                                                 ===========     ===========           ============    ===========

Note: If an item appears with a *, the item was not applicable or the security was antidilutive for the period presented.